UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

ArTara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On January 10, 2020, ArTara Therapeutics, Inc., formerly known as Proteon Therapeutics, Inc. (“ArTara”), filed a Current Report on Form 8-K reporting that it completed its previously announced merger transaction with ArTara Subsidiary, Inc. (formerly ArTara Therapeutics, Inc., “Private ArTara”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 23, 2019, by and among ArTara, REM 1 Acquisition, Inc. (“Merger Sub”), and Private ArTara (as amended on November, 19, 2019, the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private ArTara, with Private ArTara surviving as a wholly owned subsidiary of ArTara (the “Merger”). Following the completion of the Merger, ArTara is focused on advancing Private ArTara’s drug development programs.

On January 9, 2020, in connection with, and prior to the completion of, the Merger, ArTara effected a 1-for-40 reverse stock split of its common stock (the “Reverse Stock Split”), Private ArTara changed its name from “ArTara Therapeutics, Inc.” to “ArTara Subsidiary, Inc.”, and ArTara changed its name from “Proteon Therapeutics, Inc.” to “ArTara Therapeutics, Inc.” In addition, immediately following the closing of the Private Placement (defined below), all of the outstanding shares of ArTara’s Series A Preferred Stock were converted into shares of ArTara’s common stock.

Also on January 9, 2020, pursuant to a Subscription Agreement (as amended, the “Subscription Agreement”) entered into on September 23, 2019 with certain institutional investors (the “Purchasers”), ArTara sold and issued to the Purchasers 1,896,888 shares of Common Stock at a purchase price of approximately $7.01 per share, and 3,879.356 shares of Series 1 Preferred Stock at a purchase price of $7,011.47 per share, for an aggregate purchase price of approximately $40.5 million (the “Proteon Private Placement”) and Private ArTara issued in a private placement immediately prior to the Merger (the “ArTara Private Placement”) 1,495,349 shares of Private ArTara common stock at a purchase price of approximately $1.34 per share (together with the Proteon Private Placement, the “Private Placements”) for a purchase price of approximately $2 million.

Unless otherwise noted herein, all references to share and per share amounts have been retrospectively adjusted to reflect the Reverse Stock Split. Upon completion of the Merger and the Private Placements, there were 5,843,203 shares of the Company’s common stock outstanding and 3,879.356 shares of the Company’s Series 1 Preferred Stock outstanding.

The Current Report on Form 8-K, filed on January 10, 2020 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited financial statements of ArTara Subsidiary, Inc., including ArTara Subsidiary, Inc.’s audited consolidated balance sheets as of December 31, 2019 and 2018, consolidated statements of operations for the years ended December 31, 2019 and 2018, consolidated statement of changes in stockholders’ (deficit) equity for the years ended December 31, 2019 and 2018, consolidated statements of cash flows for the years ended December 31, 2019 and 2018, the notes related thereto and the related independent registered public accounting firm’s report are referenced as Exhibit 99.1 and are included herein.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial information of the Company, including the unaudited pro forma combined balance sheet as of December 31, 2019, the unaudited combined statement of operations for the year ended December 31, 2019 and the notes related thereto are included as Exhibit 99.2 and are included herein.

(d)	Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Financial Statements of ArTara Subsidiary, Inc. as of December 31, 2019 and 2018 and for the Years Ended December 31, 2019 and 2018.

99.2	Unaudited Pro Forma Combined Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTARA THERAPEUTICS, INC.

Date: March 19, 2020	By:	/s/ Jesse Shefferman
Jesse Shefferman
President and Chief Executive Officer

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